                                                                    Exhibit 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 13, 2001, included in Medis Technologies Ltd.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.


/s/Arthur Andersen LLP



July 10, 2001
New York, New York